                                                                    EXHIBIT 99.1


                            [CIVITAS BANKGROUP LOGO]
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                            Contact:   Mike Alday
                                                            Alday Communications
                                                            615.791.1535

                            CIVITAS BANKGROUP REPORTS
                         IMPROVED EARNINGS, EXPERIENCES
                                     GROWTH


FRANKLIN, Tenn. (January 22, 2004) - Civitas BankGroup (OTC: CVBG) reported a 111.3% increase in 2003 net income and continued reduction in non-performing assets during the fourth quarter 2003.

For the year 2003, Civitas BankGroup earned $1.1 million compared to a net income of $521,000 for the same period in 2002, an increase of 111.3%. On a per share basis, the 2003 net income was $.07, compared to $.04 in 2002.

For the fourth quarter 2003, Civitas reported net income of $736,000, as compared to a net income of $319,000 for the fourth quarter 2002. Net income in the third quarter 2003 was $308,000.

Non-performing assets (non-accrual loans and foreclosed properties) at Civitas BankGroup declined to $16.2 million at December 31, 2003. This was a decline of nearly 20% from the September 30, 2003, total of $19.7 million. Problem assets peaked at $26.4 million at September 30, 2002.

"The key to our recovery is our progress in the reducing the financial impact of problem loans," explained Richard E. Herrington, President of Civitas BankGroup. "We have reduced the level of non-performing assets by 38.6% since their peak in the third quarter of 2002. At the end of 2003, our delinquency ratio improved significantly. Further, the quality of new loans we are making is impressive."

In addition, asset growth continued to be strong at Civitas BankGroup. As of December 31, 2003, assets totaled $833 million, an increase of 17.0% from December 31, 2002 total assets. Other growth rates for the same time period were 4.6% for loans and 13.3% for deposits.

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"Our focus in 2003 was to initiate the rebuilding process of returning our banking franchise to a position as a leader among community banks," added Herrington. "The 2003 results, especially the marked upturn in the fourth quarter 2003, demonstrate that our plan which puts an emphasis on solving credit problems and building a better credit culture is working."

"The strength of our franchise and the capabilities of our bankers were evident in the 2003 performance," said Herrington. "We were able to grow our customer base significantly while expending substantial resources on problem loan resolution. Our growth was particularly robust in Williamson County where loans increased almost 40% in 2003."

Since December 2002, the company has raised $15.0 million in new equity capital to support future growth. In January 2004, the company announced it has reached an agreement to sell the Bank of Dyer's Three Way branch in Madison County. A quarterly dividend of $.015 per share was paid in January 2004.

Civitas BankGroup, formerly known as Cumberland Bancorp, is a multi-bank holding company operating 26 retail offices. It is the parent company of Cumberland Bank South in Franklin, Cumberland Bank in Carthage, BankTennessee in Collierville, Bank of Dyer, and Bank of Mason.

                                     --30--





THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)


                                                Three Months Ended            Twelve Months Ended
                                                    December 31,                  December 31,
                                                2003         2002             2003          2002
                                                ----         ----             ----          ----
AVERAGE BALANCES
      Loans                                    550,718      525,543          548,134        520,825
      Investment Securities                    192,905       82,813          159,403         67,006
      Earning Assets                           764,396      643,799          715,318        630,751
      Total Assets                             827,761      706,593          780,963        690,610

      Demand Deposits                           66,490       57,683           62,053         53,105
      Interest-Bearing Deposits                614,861      532,833          583,310        519,704
      Total Deposits                           681,351      590,516          645,363        572,809
      Shareholders' Equity                      53,937       42,742           48,910         39,967


KEY PERFORMANCE RATIOS (ANNUALIZED)
      Return on Average Assets                   0.36%        0.05%            0.14%          0.08%
      Return on Average Equity                   5.46%        0.75%            2.25%          1.30%
      Net Interest Margin                        3.49%        3.70%            3.56%          3.84%
      Efficiency Ratio                          80.41%       74.49%           83.82%         76.88%


ASSET QUALITY DATA
      Nonperforming Assets                      16,155       24,773           16,155         24,773
      Allowance for Loan Losses                  8,413        9,062            8,413          9,062
      Net Charge-Offs                              486        1,896            4,231          6,761

      Nonperforming Assets to Period-
           End Loans                             2.93%        4.71%            2.93%          4.71%
      Allowance for Loan Losses to
           Period-End Loans                      1.53%        1.72%            1.53%          1.72%
      Net Charge-Offs to Average
           Loans                                 0.09%        0.36%            0.77%          1.30%


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                                CIVITAS BANKGROUP
                (all dollars in thousands except per share data)
                                   (unaudited)


                                              Three Months Ended December 31,               Twelve Months Ended December 31,
                                            2003            2002        % Change          2003             2002      % Change
                                            ----            ----        --------          ----             ----      --------
INCOME STATEMENT
    Interest Income                        10,693          10,309         3.72%          41,275           42,848        -3.67%
    Interest Expense                        4,028           4,304        -6.41%          16,078           18,643       -13.76%
                                       ----------------------------------------      ------------------------------------------
    Net Interest Income                     6,665           6,005        10.99%          25,197           24,205         4.10%
    Provision for Loan Losses                 494           1,687       -70.72%           3,559            6,800       -47.66%
    Non-Interest Income                     1,607           2,456       -34.57%           7,389            8,448       -12.54%
    Non-Interest Expense                    6,628           6,303         5.16%          27,331           25,104         8.87%
                                       ----------------------------------------      ------------------------------------------
    Income Before Taxes                     1,150             471       144.16%           1,696              749       126.44%
    Income Taxes                              414             152       172.37%             595              228       160.96%
                                       ----------------------------------------      ------------------------------------------
    Net Income                                736             319       130.72%           1,101              521       111.32%
                                       ========================================      ==========================================

PER SHARE DATA
    Net Income - Basic                       0.04            0.02       100.00%            0.07             0.04        75.00%
    Net Income - Diluted                     0.04            0.02       100.00%            0.07             0.04        75.00%
    Cash Dividends                          0.015           0.015         0.00%            0.06             0.06         0.00%
    Common Book Value per Share              3.19            2.96         7.77%            3.19             2.96         7.77%

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                              17,105,798      14,477,756        18.15%      16,097,403       14,018,715        14.83%
    Diluted                            17,264,861      14,514,841        18.95%      16,265,348       14,142,996        15.01%


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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)

                                                           December
                                                      2003          2002      % Change
                                                      ----          ----      --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                 24,023        31,147       -22.87%
           Federal Funds Sold                        15,081        20,225       -25.43%
           Investment Securities                    208,851        95,579       118.51%
           Loans                                    550,564       526,215         4.63%
           Allowance for Loan Losses                 (8,413)       (9,062)       -7.16%
                                                    ------------------------------------
           Net Loans                                542,151       517,153         4.83%
           Fixed Assets                              22,280        23,366        -4.65%
           Foreclosed Properties                      3,792         6,338       -40.17%
           Other Assets                              17,143        18,070        -5.13%
                                                    ------------------------------------
                Total Assets                        833,321       711,878        17.06%
                                                    ====================================


      Liabilities and Stockholders Equity
           Deposits                                 671,636       592,998        13.26%
           Trust Preferred Securities                12,000        12,000         0.00%
           Other Borrowings                          90,438        56,352        60.49%
           Other Liabilities                          4,506         5,055       -10.86%
           Shareholders Equity                       54,741        45,473        20.38%
                                                    ------------------------------------
                Total Liabilities, Equity           833,321       711,878        17.06%
                                                    ====================================